Exhibit 10.29
SOMAXON PHARMACEUTICALS, INC.
2005 EQUITY INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT
     Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to its 2005 Equity Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), the right to purchase the number of shares of the Company’s Stock set forth below (the “Shares”) at the purchase price set forth below. This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:	David F. Hale

Grant Date:	October 8, 2007

Purchase Price per Share:	$0.0001 per share

Total Number of Shares of Restricted Stock:	20,000

Vesting Schedule:	Subject to the next paragraph, 5,000 Shares shall vest upon the acceptance of the NDA for SILENORTM and 15,000 Shares shall vest upon the approval of the NDA for SILENORTM, subject to Participant’s continued service to the Company as an Employee, Director or Consultant on each such date.

In the event of a Change in Control prior to the acceptance and/or the approval of the NDA for SILENOR™, 100% of the unvested Shares will vest immediately prior to the consummation of the Change in Control.
     By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

SOMAXON PHARMACEUTICALS, INC.		PARTICIPANT

By:	/s/ Meg M. McGilley	By:	/s/ David F. Hale

Print Name:	Meg M. McGilley	Print Name:	David F. Hale

Title:	VP and CFO

Address:	3721 Valley Centre Drive, Suite 500 San Diego, CA 92130	Address:

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to purchase the number of shares of Restricted Stock under the Company’s 2005 Equity Incentive Award Plan (the “Plan”) indicated in the Grant Notice.
ARTICLE I
GENERAL
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
     1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.
ARTICLE II
GRANT OF RESTRICTED STOCK
     2.1 Grant of Restricted Stock. In consideration of Participant’s past and/or continued employment with or service to the Company or a Parent or Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the "Grant Date”), the Company irrevocably grants to Participant the right to purchase the number of shares of Stock set forth in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Plan and this Agreement.
     2.2 Purchase Price. The purchase price per Share (the “Purchase Price”) shall be as set forth in the Grant Notice, without commission or other charge. The payment of the Purchase Price shall be paid by cash or check.
     2.3 Issuance of Shares. The issuance of the Shares under this Agreement shall occur at the principal office of the Company, upon payment of the Purchase Price by Participant, simultaneously with the execution of this Agreement by the parties (the “Issuance Date”). Subject to the provisions of Article IV below, on the Issuance Date, the Company shall issue the Shares (which shall be issued in Participant’s name).
     2.4 Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:
          (a) The admission of such Shares to listing on all stock exchanges on which such Stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and
          (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state, local or foreign tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares; and
          (e) The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience.
     2.5 Rights as Stockholder.
          (a) Except as otherwise provided herein, upon delivery of the Shares to the escrow holder pursuant to Article IV, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
          (b) Any and all cash dividends paid on the Shares (or other securities at the time held in escrow pursuant to Article IV and the Joint Escrow Instructions) and any and all Shares, capital stock or other securities or other property received by or distributed to Participant with respect to, in exchange for or in substitution of the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Company’s Repurchase Option (as defined in Section 3.1 below) and the restrictions on transfer in Section 3.4 below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Company’s Repurchase Option pursuant to this Agreement). In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, excluding such an event that is a Change in Control, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Company’s Repurchase Option (as defined in Section 3.1 below) and the restrictions on transfer in Section 3.4 below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Company’s Repurchase Option pursuant to this Agreement), and any such assets or other securities received by or distributed to Participant with respect to, in exchange for or in substitution of any Unreleased Shares shall be immediately delivered to the Company to be held in escrow pursuant to Article IV.
     2.6 Consideration to the Company. In consideration of the issuance of the Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Parent or Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to (a) continue in the employ of the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Parents and Subsidiaries, which are hereby expressly reserved, to discharge Participant, if Participant is an Employee, or (b) continue to provide services to the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or its Parents and Subsidiaries, which are hereby expressly reserved, to terminate the services of Participant, if Participant is a consultant, at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company, a Parent or a Subsidiary and Participant, or (c) continue to serve as a member of the Board or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Participant in accordance with the Company’s Bylaws.
ARTICLE III
RESTRICTIONS ON SHARES
     3.1 Repurchase Option. Subject to the provisions of Section 3.2 below, if Participant has a Termination of Service (as defined below) before all of the Shares are released from the Company’s Repurchase Option (as defined below), the Company shall, upon the date of such Termination of Service (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of ninety (90) days after the date Participant has a Termination of Service, to repurchase all or any portion of the Unreleased Shares (as defined below in Section 3.3) at such time (the “Repurchase Option”) at the Purchase Price per Share (the “Repurchase Price”). The Repurchase Option shall lapse and terminate ninety (90) days after the Participant’s Termination of Service. The Repurchase Option shall be exercisable by the Company by written notice to Participant or Participant’s executor (with a copy to the escrow agent appointed pursuant to Section 4.1 below) and, at the Company’s option, by delivery to Participant or Participant’s executor with such notice of payment in cash or a check in the amount of the Repurchase Price times the number of Shares to be repurchased (the “Aggregate Repurchase Price”). Upon delivery of such notice and the payment of the Aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. In the event the Company repurchases any Shares under this Section 3.1, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to the Company.
     3.2 Release of Shares from Repurchase Restriction. The Shares shall be released from the Company’s Repurchase Option on such dates and in such amounts as the Shares become vested in accordance with the vesting schedule set forth in the Grant Notice. Any of the Shares released from the Company’s Repurchase Option shall thereupon be released from the restrictions on transfer under Section 3.4. In the event any of the Shares are released from the Company’s Repurchase Option, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to Participant.
     3.3 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Company’s Repurchase Option are referred to herein as “Unreleased Shares.”
     3.4 Restrictions on Transfer.
          (a) Subject to repurchase by the Company pursuant to Section 3.1 and Section 3.4(b), no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to sale or other disposition by Participant or his or her successors in interest by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.
          (b) Notwithstanding any other provision in this Agreement, with the consent of the Administrator, the Unreleased Shares may be transferred to certain Permitted Transferees, subject to the terms and conditions set forth in Section 11.3(b) of the Plan.
     3.5 Definition of Termination of Service. “Termination of Service” shall mean the last to occur of Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary (i.e., Participant is an Employee and becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Parent or Subsidiary.
ARTICLE IV
ESCROW OF SHARES
     4.1 Escrow of Shares. To ensure the availability for delivery of Participant’s Unreleased Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 3.1, Participant hereby appoints the Secretary of the Company, or any other person designated by the Administrator as escrow agent, as his or her attorney-in-fact to assign and transfer unto the Company, such Unreleased Shares, if any, repurchased by the Company pursuant to the Repurchase Option pursuant to Section 3.1 and any dividends or other distributions thereon, and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, any share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached to the Grant Notice as Exhibit C to the Grant Notice. The Unreleased Shares and stock assignment shall be held by the Secretary of the Company, or such other person designated by the Administrator, in escrow, pursuant to the Joint Escrow Instructions of the Company and Participant attached as Exhibit D to the Grant Notice, until the Company exercises its Repurchase Option as provided in Section 3.1, until such Unreleased Shares are released from the Company’s Repurchase Option, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from the Company’s Repurchase Option, the escrow agent shall deliver to Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Participant, or shall deliver to Participant evidence of such Shares being released from such escrow if such Shares are uncertificated, in either case in accordance with the terms of the Joint Escrow Instructions attached as Exhibit D to the Grant Notice, and the escrow agent shall be discharged of all further obligations hereunder. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. If any assets or other securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Unreleased Shares are held by the escrow agent pursuant to this Section 4.1 and the Joint Escrow Instructions, such assets or other securities shall also be subject to the restrictions set forth in this Agreement and held in escrow pending release of the Unreleased Shares with respect to which such assets or other securities relate from the Company Repurchase Option (or, if such Unreleased Shares are no longer outstanding, until such time as such Unreleased Shares would have been released from the Company’s Repurchase Option).
     4.2 Transfer of Repurchased Shares. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares as to which the Repurchase Option has been exercised from Participant to the Company.

     4.3 No Liability for Actions in Connection with Escrow. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.
ARTICLE V
OTHER PROVISIONS
     5.1 Adjustment for Stock Split. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Repurchase Option and the number of Shares, consistent with any adjustment under Section 12.1 of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities or other property or cash which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
     5.2 Taxes. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Participant understands that Participant will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the Repurchase Option lapses. Participant understands that Participant may elect to be taxed for federal income tax purposes at the time the Shares are purchased by Participant rather than as and when the Repurchase Option lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit E.
     PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), AND THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.
     Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by Section 16.3 of the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares. As provided in Section 16.3 of the Plan, the Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or a Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum.
     The Company shall not be obligated to deliver any new certificate representing vested Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance, lapsing of restrictions on or sale of the Shares.
     5.3 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
     5.4 Restrictive Legends and Stop-Transfer Orders.
          (a) Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legends that may be required by state or federal securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     5.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of an authorized officer of the Company on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     5.7 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of California without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     5.8 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     5.9 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company.
     5.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
     5.11 Entire Agreement. The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
     5.12 Arbitration. Any dispute or controversy between Company and Participant, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in San Diego, California administered by the American Arbitration Association in accordance with its National Rules for the Resolution of Employment Disputes then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Company and Participant. The Company shall pay all of the direct costs and expenses in any arbitration hereunder and the arbitrator’s fees and costs; provided, however, that the arbitrator shall have the discretion to award the prevailing party reimbursement of its, his or her reasonable attorney’s fees and costs. The Company and Participant hereby expressly waive their right to a jury trial.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE
CONSENT OF SPOUSE
     I, Linda Hale, spouse of David F. Hale, have read and approve the foregoing Restricted Stock Grant Notice and Restricted Stock Award Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:	,	/s/ Linda Hale
Signature of Spouse

B-1

EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

STOCK ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned, David F. Hale, hereby sells, assigns and transfers unto Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”),                      shares of the common stock of the Company standing in its name of the books of said corporation represented by Certificate No.                      herewith and do hereby irrevocably constitute and appoint                                          to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
     This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between the Company and the undersigned dated                                         ,                     .

Dated:	,	/s/ David F. Hale
David F. Hale
     INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “Repurchase Option,” as set forth in the Restricted Stock Award Agreement, without requiring additional signatures on the part of Participant.

C-1

EXHIBIT D
TO RESTRICTED STOCK AWARD GRANT NOTICE
JOINT ESCROW INSTRUCTIONS
                                        ,
Secretary
Somaxon Pharmaceuticals, Inc.
3721 Valley Centre Drive, Suite 500
San Diego, CA 92130
Ladies and Gentlemen:
     As escrow agent (the “Escrow Agent”) for both Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of shares of common stock of the Company (the “Participant”), you are hereby authorized and directed to hold in escrow the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), including any stock certificate(s) and the Assignment(s) in Blank, in accordance with the following instructions:
     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s Repurchase Option as defined in the Agreement), the Company shall give to Participant and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Participant and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
     2. As of the date of closing of the repurchase indicated in such notice, you are directed (a) to date the stock assignments necessary for the repurchase and transfer in question, (b) to fill in the number of shares being repurchased and transferred, and (c) to deliver the same, together with any certificate(s) evidencing the shares of stock to be repurchased and transferred, to the Company or its assignee.
     3. Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph and the Agreement, Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
     4. Upon written request of Participant, but no more than once per calendar month, unless the Company’s Repurchase Option has been exercised, you will deliver to Participant a certificate or certificates or evidence of book entry in the name of Participant representing so many shares of stock as are not then subject to the Repurchase Option. Within one hundred twenty (120) days after the termination of the Company’s Repurchase Option in accordance with the terms of the Agreement, you will deliver to Participant a certificate or certificates or evidence of book entry in the name of Participant representing the aggregate number of shares held or issued pursuant to the Agreement and not repurchased pursuant to the Repurchase Option set forth in Section 3.1 of the Agreement.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to the Participant and shall be discharged of all further obligations hereunder.
     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
     10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.
     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will reimburse you for any reasonable attorneys’ fees with respect thereto.
     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to the Participant or you shall be addressed to the address given beneath Participant’s and your signatures on the signature page to this Agreement. By a notice given pursuant to this Section 15, any party may hereafter designate a different address for notices to be given to that party. Any notice, which is required to be given to Participant, shall, if the Participant is then deceased, be given to Participant’s designated beneficiary, if any by written notice under this Section 15. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly obtained by the United States Postal Service.
     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to conflicts of law thereof.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

Very truly yours,

SOMAXON PHARMACEUTICALS, INC.

By:	/s/ Meg M. McGilley

Name: Meg M. McGilley
Title: VP and CFO

Address:	3721 Valley Centre Drive, Suite 500
San Diego, CA 92130

PARTICIPANT:

/s/ David F. Hale

David F. Hale

Address

ESCROW AGENT:

By:	/s/ Matthew W. Onaitis
Secretary, Somaxon Pharmaceuticals, Inc.

Address:	3721 Valley Centre Drive, Suite 500 San Diego, CA 92130

EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
FORM OF 83(B) ELECTION AND INSTRUCTIONS
     These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of Somaxon Pharmaceuticals, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.
     The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.
1.	Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign Section 83(b) election form as well.)

2.	Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.	Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to Somaxon Pharmaceuticals, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.
     Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

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ATTACHMENT 1 TO EXHIBIT E
ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

2.	Description of the property with respect to which the election is being made:

( ) shares of Common Stock of the Company.

3.	The date on which the property was transferred was . The taxable year to which this election relates is calendar year .

4.	Nature of restrictions to which the property is subject:

The Shares are subject to repurchase at their original purchase price if unvested as of the date of termination of employment, directorship or consultancy with the Company.

5.	The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $ per Share.

6.	The amount paid by the taxpayer for Shares was ____ per share.

7.	A copy of this statement has been furnished to the Company.
Dated:                                         ,                                           Taxpayer Signature

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The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).
Dated:                                         ,                                           Spouse’s Signature
Signature(s) Notarized by:

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ATTACHMENT 2 TO EXHIBIT E
SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE
                                        ,
VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:
     Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc:       Somaxon Pharmaceuticals, Inc.

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